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                                                                    Exhibit 4(a)



                          REGISTRATION RIGHTS AGREEMENT

                            dated as of June 25, 1997

                                  by and among

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.,

                                GREGORY A. PEEK,

                                       and

                                 MICHAEL L. PEEK
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                                TABLE OF CONTENTS


                  THIS TABLE OF CONTENTS IS NOT PART OF THE REGISTRATION RIGHTS AGREEMENT TO WHICH IT IS ATTACHED BUT IS INSERTED FOR CONVENIENCE ONLY.

                                                                                                                  Page
                                                                                                                   No.
                                                                                                                   ---

1.  Registration of Registrable Securities......................................................................    1
         (a)  Filing of Shelf Registration Statement............................................................    1
         (b)  Participation in Underwritten Public Offerings....................................................    1
         (c)  Registration Expenses.............................................................................    3
         (d)  Termination of the Merger Agreement...............................................................    3

2.  Registration Procedures.....................................................................................    3

3.  Holdback Agreement..........................................................................................    7

4.  Indemnification.............................................................................................    7
         (a)  Indemnification by the Company....................................................................    7
         (b)  Indemnification by the Shareholders...............................................................    8
         (c)  Notices of Claims, etc............................................................................    9
         (d)  Contribution......................................................................................   10
         (e)  Other Indemnification.............................................................................   10
         (f)  Indemnification Payments..........................................................................   11

5.  Covenants Relating to Rule 144..............................................................................   11

6.  Other Registration Rights...................................................................................   11
         (a)  No Existing Agreements............................................................................   11
         (b)  Future Agreements.................................................................................   11

7.  Definitions.................................................................................................   11

8.  Miscellaneous...............................................................................................   14
         (a)  Notices...........................................................................................   14
         (b)  Entire Agreement..................................................................................   15
         (c)  Amendment.........................................................................................   15
         (d)  Waiver............................................................................................   15
         (e)  No Third Party Beneficiary........................................................................   15
         (f)  No Assignment; Binding Effect.....................................................................   16
         (g)  Headings..........................................................................................   16
         (h)  Invalid Provisions................................................................................   16
         (i)  Remedies; Legal Expenses..........................................................................   16
         (j)  Governing Law.....................................................................................   17
         (k)  Counterparts......................................................................................   17

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                  This REGISTRATION RIGHTS AGREEMENT dated as of June 25, 1997 is made and entered by and among Graham-Field Health Products, Inc., a Delaware corporation (the "Company"), Gregory A. Peek and Michael L. Peek (collectively, the "Shareholders" and each individually, a "Shareholder"). Capitalized terms not otherwise defined herein have the meanings set forth in Section 7.

                  WHEREAS, the Company, LaBac Systems, Inc., a Colorado corporation wholly-owned by the Shareholders ("LaBac"), and the Shareholders have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which a wholly-owned subsidiary of the Company will, subject to the terms and conditions of the Merger Agreement, merge with and into LaBac, pursuant to which LaBac will become a wholly-owned subsidiary of the Company; and

                  WHEREAS, as a condition to the Shareholders' willingness to enter into the Merger Agreement, the Company has agreed to enter into this Registration Rights Agreement providing for the Company's registration for sale of Registrable Securities to be acquired by the Shareholders pursuant to the Merger Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Registration Rights Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Registration of Registrable Securities. (a) Filing of Shelf Registration Statement. The Company shall, prior to the Closing, prepare and file with the Commission, and use its best efforts to cause to be declared effective, a registration statement on Form S-3 under the Securities Act registering the Registrable Securities. Such registration statement shall provide for the offering and sale of such Registrable Securities to or through dealers, directly to one or more other purchasers, through brokers and agents or through a combination of any such methods of sale, including but not limited to a bulk sale to a brokerage firm, but not pursuant to an underwritten Public Offering.

                  (b)      Participation in Underwritten Public Offerings.

                  (i) If the Company at any time proposes after the date hereof to effect a registration of shares of Common Stock under the Securities Act in connection with an underwritten Public Offering with respect to which the restrictions set forth in Section 3 on sales of Registrable Securities by the Shareholders will be applicable, the Company will each such time give written notice (a "Notice of Registration") at least ten (10) Business Days prior to the anticipated filing date to the Shareholders of its intention to do so and of the Shareholders' rights under this paragraph (b). Upon the written request of either Shareholder made within ten (10) Business Days after receipt of a Notice of Registration (which request shall specify the number of Registrable Securities intended to be disposed of by such Shareholder), the Company will include in the Registration Statement relating to such underwritten Public Offering all Registrable Securities which the Company has been so requested to register. Notwithstanding the foregoing, if, at any time after giving a Notice of Registration and prior to the effective date of the registration statement filed in connection therewith, the Company shall determine for any reason not to register or to delay registration of all securities included therein, the Company may give written notice of such determination to each Shareholder and, thereupon, (x) in the case of a determination not to register, shall be relieved of its obligations to register any Registrable Securities in connection with such registration, and (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

             (ii) In connection with any registration of Registrable Securities pursuant to the paragraph (b)(i) above, the Company will use its best efforts to arrange for the underwriters in such underwritten Public Offering to include the Registrable Securities requested to be included in such registration by the Shareholders among the shares of Common Stock to be distributed by such underwriters, and the Shareholders shall be entitled to sell their Registrable Securities in such underwritten Public Offering through such underwriters on the same terms and conditions as apply to the other shares of Common Stock to be sold by such underwriters in connection with such underwritten Public Offering. The Shareholders, if their Registrable Securities are to be offered in such underwritten Public Offering, shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for their benefit, and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations. Neither Shareholder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Shareholder and his ownership of the Registrable Securities being registered on its behalf and any other representation



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
         required by law. Neither Shareholder may participate in such underwritten Public Offering unless such Shareholder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. If either Shareholder disapproves of the terms of an underwriting, such Shareholder may elect to withdraw therefrom and from such registration by notice to the Company and the Managing Underwriter.

            (iii) Notwithstanding anything to the contrary contained in this Registration Rights Agreement, the number of Registrable Securities that the Shareholders shall be entitled to offer and sell pursuant to an underwritten Public Offering in accordance with this Section 1(b) shall be limited to an amount equal to one-tenth (1/10th) of the number of other shares of Common Stock sold in connection with such underwritten Public Offering (the "Proportionate Amount"). Without limiting the foregoing, and not withstanding clause "ii" of this
         Section 1(b) the Company covenants and agrees with the Shareholders that if any shares are sold in any such underwritten Public Offering, the Shareholders will be entitled to sell their Proportionate Amount in such underwritten Public Offering.

                  (c) Registration Expenses. The Company will pay all Registration Expenses incurred in connection with a registration of Registrable Securities pursuant to paragraph (a) or (b) above.

                  (d) Termination of the Merger Agreement. In the event that, prior to the Effective Time, the Merger Agreement is terminated pursuant to
Article XII thereof, this Registration Rights Agreement will forthwith become null and void, and there will be no further liability or obligation on the part of the Company hereunder.

                  2. Registration Procedures. In connection with its obligations under Section 1 to effect the registration and sale of the Registrable Securities, the Company shall:

                  (a) prepare and file with the Commission the requisite registration statement to effect such registration and use its best efforts to cause such registration statement to become effective;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration



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         statement, in accordance with the intended methods of disposition thereof, until (A) in the case of a registration described in Section 1(a), the earlier of (i) two (2) years following the date of the Closing and (ii) such time as the Registrable Securities may be sold in one (1) transaction pursuant to Rule 144, and (B) in the case of a registration described in Section 1(b), such time as the Company in its sole discretion shall determine;

                  (c)      promptly notify the Shareholders:

                           (i) when such registration statement or any
                  prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                      (ii) of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

                     (iii) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

                      (iv) of the receipt by the Company of any notification
                  with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

                  (d) furnish to the Shareholders such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act, and such other documents, as the Shareholders may reasonably request to facilitate the disposition of the Registrable Securities covered by such registration statement;

                  (e) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Shareholders shall reasonably request, to keep such registration or qualification in



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         effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Shareholders to consummate the disposition in such jurisdictions of their Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to be so qualified,
         (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

                  (f) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Shareholders to consummate the disposition of such Registrable Securities;

                  (g) notify the Shareholders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of the Shareholders promptly prepare and furnish to the Shareholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

                  (i) make available for inspection by the Shareholders and any attorney, accountant or other agent retained by the Shareholders (collectively, the "Inspectors"), all financial



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         and other records, pertinent corporate documents and properties of the
         Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public;

                  (j) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

                  (k) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed, upon official notice of issuance, on any securities exchange on which any of the securities of the same class as the Registrable Securities are then listed.

                  In the event of the issuance of any stop order suspending the effectiveness of a registration statement which includes Registrable Securities, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction the Company will use its reasonable best efforts to promptly obtain the withdrawal of such order.

                  The Company may require the Shareholders to furnish the Company with such information and affidavits regarding the Shareholders and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such registration.

                  The Shareholders agree by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (g), the Shareholders will forthwith discontinue their disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until their receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in



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their possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  3. Holdback Agreement. In the case of an underwritten Public Offering by the Company, unless the Managing Underwriter otherwise agrees, each Shareholder, by acquisition of its Registrable Securities, agrees not to effect any public sale or distribution (including a sale under Rule 144) of such securities, or any securities convertible into or exchangeable or exercisable for such securities, other than in connection with an underwritten Public Offering to the extent permitted by Section 1(b), during the seven (7) days prior to and the ninety (90) days after the effective date of any registration statement filed by the Company in connection with such Public Offering (or for such shorter period of time as is sufficient and appropriate, in the opinion of the Managing Underwriter, in order to complete the sale and distribution of the securities included in such registration); provided that (a) the Shareholders' obligations under this Section 3 shall not be operative prior to September 1, 1997 and shall cease to be of any force or effect on September 1, 1999 and (b) the restrictions set forth in this Section 3 shall not apply (i) to any Shareholder who owns than less than one percent (1%) of the shares of Common Stock then outstanding and (ii) to more than one underwritten Public Offering in any twelve month period.

                  4. Indemnification. (a) Indemnification by the Company. The Company shall, to the full extent permitted by law, indemnify and hold harmless each Shareholder against any Losses, claims, damages, expenses or liabilities, joint or several (together, "Losses"), to which either Shareholder may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement filed pursuant to
Section 1(a) or (b), any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse such Shareholder for all reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with



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information furnished in writing to the Company by or on behalf of either
Shareholder specifically for use in the preparation thereof or (y) either Shareholder's failure to send or give a copy of the final prospectus to the Persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholders, and shall survive the transfer of such securities by the Shareholders. The Company shall also indemnify each underwriter in the offering or sale of Registrable Securities pursuant to Section 1(b), their officers and directors and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act to the same extent as provided above with respect to the Shareholders.

                  (b) Indemnification by the Shareholders. Each Shareholder, as a condition to including Registrable Securities in a registration statement filed pursuant to Section 1(a) or (b), shall, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Securities Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Shareholder specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by any such Shareholder. The Shareholders shall also indemnify each underwriter in the offering or sale of Registrable Securities pursuant to Section 1(b), their officers and directors and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act to the same extent as provided above with respect to the Company. The indemnification obligation of each



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
Shareholder set forth in this Section 4(b) shall be limited to the amount of net proceeds received by such Shareholder in the offering giving rise to such obligation.

                  (c) Notices of Claims, etc. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this
Section 4, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under the preceding paragraphs of this Section 4, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict may exist between the Indemnifying Party and the Indemnified Party in respect of such action, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided that the Indemnified Party may participate in such defense at the Indemnified Party's expense. If (i) the Indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, (ii) the Indemnifying Party fails to take reasonable steps necessary to defend diligently the claim within twenty (20) days after receiving notice from the Indemnified Party that the Indemnified Party believes it has failed to do so, (iii) the Indemnified Party who is the defendant in any action which is also brought against the Indemnifying Party reasonably shall have concluded that there shall be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or (iv) representation by both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction except to the extent any Indemnified Party reasonably shall have concluded that there may be legal defenses available to such Indemnified Party which are not available to other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for any reasonable expenses therefor. No Indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. The indemnification provided for under this Registration Rights Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

                  (d) Contribution. If the indemnity and reimbursement obligation provided for in any paragraph of this Section 4 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations, including the relative benefits received in connection with the transaction. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this paragraph. The contribution obligation of each Shareholder set forth in this Section 4(d) shall be limited to the amount of net proceeds received by such Shareholder in the offering giving rise to such obligation.

                  No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Indemnifying Party if the Indemnifying Party was not guilty of such fraudulent misrepresentation.

                  (e) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 4 (with appropriate modifications) shall be given by the Company and the Shareholders with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Section 4 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

                  (f) Indemnification Payments. The indemnification required by this Section 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

                  5. Covenants Relating to Rule 144. In the event that the registration statement filed pursuant to Section 1 is no longer in effect because of the time limit stated in clause (ii) of Section 2(b), the Company will, for a period of up to two (2) years following the date of the Closing, file reports in compliance with the Exchange Act, will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 and will take such other actions and furnish the Shareholders with such other information as the Shareholders may reasonably request to the extent necessary to permit the Shareholders to sell the Registrable Securities pursuant to Rule 144.

                  6. Other Registration Rights. (a) No Existing Agreements. The Company represents and warrants to the Shareholders that there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction that would conflict or be inconsistent with any provision of this Registration Rights Agreement.

                  (b) Future Agreements. The Company shall not hereafter agree with the holders of any securities issued or to be issued by the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction that would conflict or be inconsistent with any provision of this Registration Rights Agreement. Nothing contained in this Registration Rights Agreement is meant to explicitly or implicitly restrict the Company from granting to any such holder priority with respect to registration rights over any shares issued to the Shareholders.

                  7. Definitions. (a) Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this Registration Rights Agreement:

                  "Business Day" means a day other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or obligated to close.

                  "Closing" has the meaning ascribed to it in the Merger Agreement.

                  "Commission" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

                  "Common Stock" means shares of common stock, par value $.025 per share, of the Company, as constituted on the date hereof, and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

                  "Company" has the meaning ascribed to it in the preamble.

                  "Effective Time" means the date and time of the filing of the certificate of merger with the Secretary of State of the State of Colorado pursuant to the Section 1.03 of the Merger Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Indemnified Party" means any party referred to in Section 4 as being entitled to indemnity in accordance with such Section.

                  "Indemnifying Party" means a party obligated to provide indemnity in accordance with Section 4.

                  "Inspectors" has the meaning ascribed to it in Section 2(i).

                  "Losses" has the meaning ascribed to it in Section 4(a).

                  "Managing Underwriter" means, with respect to any Public Offering, the underwriter or underwriters managing such Public Offering.

                  "Merger Agreement" has the meaning ascribed to it in the preamble.

                  "NASD" means the National Association of Securities Dealers.

                  "NYSE" means The New York Stock Exchange, Inc.

                  "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union or association.

                  "Public Offering" means any offering of Common Stock to the public, either on behalf of the Company or any of its securityholders, pursuant to an effective registration statement under the Securities Act.

                  "Records" has the meaning ascribed to it in Section 2(i).

                  "Registrable Securities" means (i) the shares of Common Stock received by the Shareholders pursuant to Article II of the Merger Agreement, and
(ii) any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of such shares, or acquired by way of any rights offering or similar offering made in respect of such shares. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, or (iii) they shall have ceased to be outstanding.

                  "Registration Expenses" means all reasonable expenses incident to the Company's performance of or compliance with its obligations under this Registration Rights Agreement to effect the registration of Registrable Securities pursuant to Section 1(a) or (b), including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other reasonable fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of legal counsel retained by the Company to act for the Company and for the Shareholders and of the Company's independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance and including the reasonable fees of the Inspectors referred to in Section 2(i); but excluding transfer taxes, if any, in respect of Registrable Securities and the fees and disbursements of any legal counsel retained by the Shareholders to act exclusively for the Shareholders, which shall be payable by the Shareholders.

                  "Registration Rights Agreement" means this Registration Rights Agreement, as the same shall be amended from time to time.

                  "Rule 144" means Rule 144 promulgated by the Commission under the Securities Act, and any successor provision thereto.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Shareholders" has the meaning ascribed to it in the preamble.

                  (b) Unless the context of this Registration Rights Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Registration Rights Agreement; and (iv) the term "Section" refers to the specified Section of this Registration Rights Agreement. Whenever this Registration Rights Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

                  8. Miscellaneous. (a) Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed by certified or registered mail, return receipt requested, to the parties at the following addresses or facsimile numbers:

                           If to the Shareholders, to:

                           Gregory A. Peek
                           604 W. Oakwood Lane
                           Castle Rock, Colorado  80104
                           Facsimile No.:  (303) 799-8130

                           and

                           Michael L. Peek
                           3695 Greenwood Road
                           Sedalia, Colorado  80135

                           with a copy to:

                           Holland & Hart, LLP
                           555 Seventeenth Street
                           Suite 3200
                           Denver, Colorado  80202-3979
                           Facsimile No.:  (303) 295-8261
                           Attn:  Mark Levy, Esq.

                           If to the Company, to:

                           Graham-Field Health Products, Inc.
                           400 Rabro Drive East
                           Hauppauge, New York  11788
                           Facsimile No.:  (516) 582-5608
                           Attn:  Richard S. Kolodny, Esq.

                           with a copy to:

                           Milbank, Tweed, Hadley & McCloy
                           1 Chase Manhattan Plaza
                           New York, New York  10005
                           Facsimile No.:  (212) 530-5219
                           Attn:  Robert S. Reder, Esq.

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt if received on a Business Day during normal business hours, and if not then received, on the next Business Day, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  (b) Entire Agreement. This Registration Rights Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

                  (c) Amendment. This Registration Rights Agreement may be amended, supplemented or modified only by a written instrument (which may be executed in any number of counterparts) duly executed by or on behalf of the Company and the Shareholders.

                  (d) Waiver. Any term or condition of this Registration Rights Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Registration Rights Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Registration Rights Agreement on any future occasion.

                  (e) No Third Party Beneficiary. The terms and provisions of this Registration Rights Agreement are intended solely for the benefit of each party hereto and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Section 4.

                  (f) No Assignment; Binding Effect. Neither this Registration Rights Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, provided that each Shareholder may assign its rights hereunder to his heirs or legal representatives, and provided further that any Shareholder may assign all or part of his rights under this Agreement (subject to an appropriate assumption of related obligations under this Agreement) to any person or entity to whom or which a Shareholder sells, transfers or pledges any Registrable Securities, and such transferees or pledgees may similarly assign such rights. Subject to the foregoing, this Registration Rights Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

                  (g) Headings. The headings used in this Registration Rights Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  (h) Invalid Provisions. If any provision of this Registration Rights Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Registration Rights Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Registration Rights Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and (iii) the remaining provisions of this Registration Rights Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

                  (i) Remedies; Legal Expenses. Except as otherwise expressly provided for herein, no remedy conferred by any of the specific provisions of this Registration Rights Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by any party hereto shall not constitute a waiver by any such party of the right to pursue any other available remedies.

                  Damages in the event of breach of this Registration Rights Agreement by a party hereto would be difficult, if not impossible, to ascertain, and it is therefore agreed that each such party, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof and the Company and the Shareholders each hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such party from pursuing any other rights and remedies at law or in equity which such party may have.

                  The parties hereto agree that, in the event that any party to this Registration Rights Agreement shall bring any legal action or proceeding to enforce or to seek damages or other relief arising from an alleged breach of any term or provision of this Registration Rights Agreement by the other party, the prevailing party in any such action or proceeding shall be entitled to an award of, and the other party to such action or proceeding shall pay, the reasonable fees and expenses of legal counsel to the prevailing party.

                  (j) Governing Law. This Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

                  (k) Counterparts. This Registration Rights Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.


                                      GRAHAM-FIELD HEALTH PRODUCTS, INC.



                                   By:
                                      ---------------------------
                                      Name:
                                      Title:



                                      ---------------------------
                                      Name: Gregory A. Peek



                                      ---------------------------
                                      Name: Michael L. Peek